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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference into the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (the "Registration Statement") of Scudder New Europe Fund, Inc. of our reports dated December 4, 1998 and June 21, 1999 on the financial statements and financial highlights appearing in the October 31, 1998 Annual Report and the April 30, 1999 Semiannual Report to the Shareholders of Scudder New Europe Fund, Inc., which are also incorporated by reference into the Registration Statement.



     We also consent to the reference to our Firm under the captions "Independent Auditors and Reports to Shareholders" and "Financial Highlights" in the Registration Statement.



                                            /s/ PRICEWATERHOUSECOOPERS LLP





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                                                PricewaterhouseCoopers LLP


Boston, Massachusetts


August 16,1999